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                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (the "Agreement"), dated as of April 1, 1998, by and between Superior Financial Corp. (the "Company"), a Delaware corporation and each of the undersigned Investors (hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                                  WITNESSETH:

     WHEREAS, the Company and each of the Investors have entered into a certain Subscription Agreement providing for the purchase by the Investors of: (i) the Company's Senior Notes due 2003 (the "Senior Notes"); or (ii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"); or (iii) a combination of Senior Notes and Common Stock, in each case subject to the terms and conditions set forth therein; and

     WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the Senior Notes and the shares of Common Stock purchased pursuant to the Subscription Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Company and the Investors agree as follows:


     SECTION 1.  DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

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          (b) "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks and savings institutions in the State of Arkansas are authorized or obligated by law to close.

          (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (e) "Depository" shall mean The Depository Trust Company, or any successor depository appointed by the Company.

          (f) "Effectiveness Period" shall have the meaning set forth in Section 3 of this Agreement.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h) "Holder" shall mean any holder of outstanding Registrable Securities, including any Person to whom Registrable Securities have been transferred in compliance with this Agreement.

          (i) "Indenture" shall mean the Indenture dated as of April 1, 1998 between the Company and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof, providing for the issuance of the Senior Notes.

          (j) "Initiating Holders" shall mean one or more Holders of either: (i) not less than 35% in aggregate principal amount of the Senior Notes or (ii) not less than 35% of the shares of Common Stock then outstanding.

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          (k) "Issue Date" shall mean the date of original issuance pursuant to the Subscription Agreement of the Senior Notes and the shares of Common Stock.

          (l) "Noteholders" means a holder of the Senior Notes.

          (m) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (n) "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          (o) "Registrable Securities" shall mean (i) the Senior Notes and (ii) the shares of Common Stock issued pursuant to the Subscription Agreement and (iii) any shares of the capital stock (or rights to receive capital stock) of the Company issued in respect of the Common Stock issued pursuant to the Subscription Agreement by reason of, or in connection with, any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock issued
               --------
     pursuant to the Subscription Agreement. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities
     (i) sold by an Investor to or through a broker or dealer or underwriter

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     pursuant to a registered public offering or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof or Rule 144 thereunder, if in any such case, all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (p) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          (q) "Senior Notes" shall mean the Senior Notes due 2003 of the Company issued by the Company pursuant to the Subscription Agreement.

          (r) "Shelf Registration" shall have the meaning set forth in Section 3 of this Agreement.

          (s) "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3 of this Agreement which covers all of the Registrable Securities required to be registered on an appropriate form for purposes of an offering on a continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission.

          (t) "Subscription Agreement" shall mean the Subscription Agreement between and among the Company and the Investors, as amended, supplemented or otherwise modified from time to time.

          (u) "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          (v) "Trustee" shall mean the trustee under the Indenture.


     SECTION 2.  RESTRICTIONS ON TRANSFERABILITY.

     The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to the provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

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     SECTION 3.  SHELF REGISTRATION RIGHTS.

          (a) The Company shall, at the Company's cost, subject to Section 6 hereof,

               (i) within 120 days after the Issue Date, file with the Commission, and thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time;

               (ii) use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders identified as selling security holders in such Shelf Registration Statement for a period ending on the earliest of: (A) two years from the date the Shelf Registration Statement is declared effective by the Commission, (B) the date as of which all Registrable Securities shall have been disposed of, (C) the date on which the entire amount of Registrable Securities held by each Investor shall be saleable without registration pursuant to Rule 144(k) (or any similar provision then in effect)(the "Effectiveness Period"); and

               (iii) notwithstanding any other provisions hereof, use its best efforts to ensure that (A) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (B) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any Prospectus forming a part of any Shelf

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     Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading, except that the Company shall be entitled to rely on the information provided to them in writing by the Holders with respect to such Holders specifically included in such Prospectus.

          (b) Any Holder desiring to sell Registrable Securities pursuant to the Shelf Registration Statement shall provide not less than 30 days' prior written notice to the Company. Any such notice shall specify the aggregate principal amount of the Senior Notes or the number of shares of Common Stock proposed to be sold and the intended method of disposition thereof. The Company shall use its best efforts to promptly file any required amendment(s) to the Shelf Registration Statement in order to facilitate any sales of Senior Notes and/or Common Stock as described above.

          (c) If Initiating Holders so elect at any time and from time to time after the end of the second full calendar quarter following the purchase by SFC Acquisition Corp. of Superior Federal Bank, an offering of such Registrable Securities pursuant to such Shelf Registration shall be in the form of an underwritten offering. If any offering pursuant to the Shelf Registration is in the form of an underwritten offering, the Initiating Holders will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company. The right to participate in an underwritten offering shall be in addition to, and not in limitation of, the right to sell Registrable Securities pursuant to the Shelf Registration from time to time.

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     SECTION 4.  UNDERWRITTEN OFFERINGS.

          (a) In connection with any underwritten offering of Company securities pursuant to Section 3(c) hereof, the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any such underwriting agreement shall require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders.

          (b) No Holder may participate in any underwritten offering under
     Section 3(c) unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Shelf Registration Statement (and the Prospectus included therein); provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law.

          (c) In the case of any underwritten offering of Company securities pursuant to Section 3(c) hereof, the Company shall provide written notice to the Holders of all of the Registrable Securities of such underwritten offering at least 30 days prior to the filing of a Prospectus supplement for such underwritten offering. Such notice shall (i) offer each such

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     Holder the right to participate in such underwritten offering, (ii) specify a date, which shall be no earlier than 10 days following the date of such notice, by which the Holder must inform the Company of its intent to participate in such underwritten offering and (iii) include the instructions such Holder must follow in order to participate in such underwritten offering.

          (d) In the case of any underwritten offering of Company securities pursuant to Section 3(c) hereof, if the managing underwriter shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among such Holders requesting such registration on
                   --- ----
     the basis of the number of such Registrable Securities requested to be included by such Holders. In connection with any such registration, no securities other than Registrable Securities shall be covered by such registration.

     SECTION 5.  REGISTRATION EXPENSES.

     The Company will pay all registration expenses in connection with any registration pursuant to Section 1 of this Agreement, including, without limitation, all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, the cost of any special audit required by the Securities Act or the rules and regulations of the Commission thereunder as a result of the Company's obligation to maintain a Shelf Registration Statement current, printing expenses, and fees and expenses of counsel for the Company and of independent public accountants of the Company (including the expenses of any "comfort" letters and updates thereof required by

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or incident to the foregoing) and reasonable fees of counsel incurred by the
Investors not to exceed $25,000 in the aggregate for Holders of Senior Notes and $25,000 in the aggregate for purchasers of shares of Common Stock in connection with such registration, except that underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold by the Company), and cost of liability insurance (except to the extent carried by the Company on its own behalf) shall not be borne by the Company.

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     SECTION 6.  REGISTRATION PROCEDURES.

     Pursuant to its obligations under Section 3 hereof, the Company agrees it will, as expeditiously as possible, subject to the terms and conditions of such section:

          (a) prepare and file with the Commission the requisite Shelf Registration Statement to effect such registration, use its best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 3 and promptly notify each Holder of Registrable Securities and any managing underwriter of the effectiveness thereof; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company, if requested, shall furnish to and afford the Holders of Registrable Securities, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed at least five business days prior to such filing. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders, pursuant to this Agreement, must be afforded an opportunity to review prior to the filing of such document, if the Initiating Holders, their counsel or the managing underwriters, if any, shall reasonably object;

          (b) prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective or as may be reasonably requested by the Initiating Holders, notify each Holder of Registrable Securities and any managing underwriter as promptly as practicable of any request by the Commission or the Initiating Holders for amendments or supplements to such Shelf Registration Statement or related Prospectus or for additional information

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     and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf Registration Statement;

          (c) (i) furnish without charge to each selling Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, such number of conformed copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such selling Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities and (ii) subject to the penultimate paragraph of this Section 6, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, provided that such use complies with all applicable laws and regulations;

         (d) use its best efforts to register or qualify all Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such Shelf Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in such jurisdictions of the securities owned by such Holder and underwriter, except that the Company

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    shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this Section 6(d) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction if it is not then so subject or (iii) consent to general service of process in any jurisdiction where it would not otherwise be subject to such service of process;

         (e) (i) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates, if any, representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository and
    (ii) cause such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the managing underwriters may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

         (f) use its best efforts to cause all securities covered by such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such securities;

         (g) upon the occurrence of any circumstance contemplated by paragraphs
    (b), (m), (n) or (o)(ii) of this Section 6, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement and the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable

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    after the occurrence of any such circumstance, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

         (h) obtain a CUSIP number for all Registrable Securities which are Senior Notes, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Senior Notes in a form eligible for deposit with the Depository;

         (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Registrable Securities that are Senior Notes, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

         (j) enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form) and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries and the Registration Statement, the Prospectus and all documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when reasonably requested; and
    (ii) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set

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    forth in Section 7 hereof (or such other provisions and procedures acceptable to the Initiating Holders and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said section. The above shall be done at each closing under such underwriting agreement, as and to the extent required thereunder;

         (k) make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement;

         (l) use its best efforts to furnish to each Holder of Registrable Securities a signed counterpart, addressed to such Holder (and, in the case of an underwritten offering by the Company, the underwriters), of

                   (i) an opinion of counsel for the Company, dated the effective date of such Shelf Registration Statement (and, in case of an underwritten offering by the Company, dated the date of each closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder, and

                   (ii) a "comfort" letter, dated the effective date of such Shelf Registration Statement (and, in the case of an underwritten offering, dated the date of each closing under the underwriting

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         agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Shelf Registration Statement, covering substantially the same matters with respect to such Shelf Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder (or the underwriters) may reasonably request;

         (m) immediately notify each Holder of Registrable Securities and any managing underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise as a result of which such Shelf Registration Statement, as then in effect, or any related Prospectus, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder or any such managing underwriter, promptly prepare and furnish to such Holder or managing underwriter a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Shelf Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

         (n) notify each Holder of Registrable Securities and any managing underwriter as promptly as practicable after becoming aware of the issuance by the Commission or any state securities authority of any stop order

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    suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and make all reasonable efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the qualification of the Registrable Securities for sale in any jurisdiction;

         (o) notify each Holder of Registrable Securities, such Holder's counsel and the managing underwriters, if any, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective and (ii) if between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects;

         (p) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and (iii) not file any Shelf Registration Statement or Prospectus or amendment or supplement to such Shelf Registration Statement or Prospectus to which any such Holder of Registrable Securities shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least five (5) Business Days prior to the filing thereof;

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         (q) cause the Indenture to be qualified under the TIA in connection with the registration of the Senior Notes, and effect such changes to the Indenture as may be required for it to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the trustee under the Indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner; and

         (r) to file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the Effectiveness Period, the Company shall register the Registrable Securities under the Exchange Act and shall maintain such registration through the Effectiveness Period.

    Subject to Section 4(b) hereof, the Company may require each Holder of Registrable Securities to furnish the Company with such information and undertakings regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

    Each Holder of Registrable Securities agrees (i) that upon receipt of any written notice from the Company of the happening of any event of the kind described in paragraphs (b),(m),(n) or (o)(ii) of this Section 6, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by this Section 6 or until it is advised in

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writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such Holder's possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a Prospectus relating to the registration of such securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing specifically for inclusion in such Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. If the Company shall give any such notice to suspend the disposition of Registrable Securities as a result of the happening of any event of the kind described in paragraphs (b),
(m), (n) or (o)(ii) of this Section 6, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders copies of the supplemented or amended Prospectus necessary to resume such dispositions or shall have advised the Holders in writing that the use of the applicable Prospectus may be resumed.

    No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the Commission to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder agrees to furnish promptly to the Company all information required to be disclosed in the applicable Shelf Registration Statement or Prospectus included therein by the rules and regulations of the Commission applicable to the Shelf Registration Statement in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within 15 days after receiving such request.

    SECTION 7.  INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless each Holder of Registrable Securities (a "Selling Holder"), its directors, each underwriter and each controlling Person of any Selling Holder, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including attorneys' fees and costs, to which such Selling Holder, underwriter or controlling Person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Shelf Registration Statement under which such securities were registered under the Securities Act, any Prospectus contained therein, including all documents incorporated therein by reference, any other document used to sell the securities (including an illegal prospectus) (collectively, the "Selling Documents"), or any amendment or supplement thereto (an "Amended Selling Document"), or
    (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any Prospectus) not misleading, and shall reimburse each such Selling Holder, its directors, underwriter or controlling Person for any legal or other expenses reasonably incurred by such Selling Holder, its directors, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Selling Holder, its directors, underwriter or controlling Person in any such event to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Selling Document, Amended Selling Document, or any other document, in reliance upon and in conformity with written information furnished to the Company by such Selling Holder, its directors, underwriter or controlling Person, respectively, specifically for use therein; and provided further that the Company shall not be liable under this paragraph (a) with respect to any misstatement or omission or alleged misstatement or omission in any Selling Document to the extent that any such loss, claim, damage or liability results from the fact that the Selling Holder, underwriter or controlling Person sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of any Amended Selling Document if the Company had previously furnished copies thereof to such Selling Holder, underwriter or controlling Person and if the misstatement or omission or alleged misstatement or omission was corrected in the Amended Selling Document. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors, underwriter or controlling Person; provided, however that any amounts advanced by the Company to an indemnified party pursuant to this
    Section 7 as a result of such losses shall be returned to the Company if it shall be finally judicially determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

         (b) As set forth in Section 6 hereof, each Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the Shelf Registration Statement and agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each underwriter and each controlling Person of the Company, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, its directors, such Selling Holder, underwriter or controlling Person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon
    (i) any untrue statement (or alleged untrue statement) of any material fact contained in such Shelf Registration Statement under which such securities were registered under the Securities Act, any Selling Document or any Amended Selling Document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse the Company, its directors, such underwriter and controlling Person for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder specifically for inclusion in a Selling Document as to which the Company has not received from the Selling Holder a written request that such information be corrected, amended or supplemented prior to the use thereof in connection with a sale of Registrable Securities.

         (c) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the obligations of each indemnitor thereunder shall be limited to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of such indemnitor on the one hand and of the indemnified parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of each indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnitor, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation
                                                           --------
or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Selling Holder shall have any liability for an indemnity or contribution obligation hereunder to the extent that such liability would exceed the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such person has otherwise been required to pay and has actually paid by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under paragraph (a) or
    (b) above, as the case may be, notify the indemnitor in writing of the commencement thereof; but the omission so to notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party under such subsection unless the failure to provide such notice results in the forfeiture by the indemnitor of substantial rights or defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnitor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in addition to or in conflict with those available to the indemnitor, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnitor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnitor of the defense of such action, and approval by the indemnified party of counsel, the indemnitor shall not be liable to such indemnified party under this
    Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnitor shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnitor has authorized the employment of counsel for the indemnified party at the expense of the indemnitor. The indemnitor shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

    SECTION 8.  MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed under the internal substantive laws of the State of New York.

         (b) SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Holder hereunder may be assigned by such Holder to any Person acquiring Registrable Securities from such Holder contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company hereunder may not be assigned by it without the prior written consent of the Holders.

         (c) ENTIRE AGREEMENT. This Agreement, the Subscription Agreement and, with respect to the Senior Notes, the Indenture, constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          (d) SEPARABILITY. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (e) AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than two thirds of the both the aggregate principal amount of the Senior Notes and the shares of Common Stock issued pursuant to the Subscription Agreement; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of aggregate principal amount of the Senior Notes or shares of Common Stock issued pursuant to the Subscription Agreement which are required to consent to any waiver or supplemental agreement unless the consent of the holders of all outstanding Registrable Securities are obtained. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

          (f) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders under this Agreement shall be cumulative and not alternative.

          (g) NOTICES, ETC. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to any Holder, initially at the address set forth below its name on the Holder's signature page to this Agreement, and thereafter at such other address, notice of which is given in accordance with this
     Section 8(g); and

               (ii) if to the Company, initially at One Commerce Street, Montgomery, Alabama 36104, Attention: Willard H. Henson, Esq., facsimile:
     (334) 265-4533, and thereafter at such other address notice of which is given in accordance with this Section 8(g).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

          (h) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    SUPERIOR FINANCIAL CORP.


                    By:  ________________________
                       Name:  C. Stanley Bailey
                       Title: Chairman of the Board
                                and Chief Executive Officer

Investor Signature Page to Registration Agreement



                      ------------------------
                      Name


                   By:________________________
                      Name:
                      Title:
                      Address: _______________

                      ------------------------

                      ------------------------